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                                                                    Exhibit 23.1


                               CONSENT OF INDEPENDENT
                            CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholder of
  Atlantic Express Transportation Corp.
New York, New York


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 8, 1996 (except for Note 1 as to which the date is January 30, 1997) relating to the consolidated financial statements of Atlantic Express Transportation Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                 BDO SEIDMAN, LLP

New York, New York
April 18, 1997